EXHIBIT 99.1

BJ's Restaurants Opens in Albuquerque, New Mexico and Miami, Florida

HUNTINGTON BEACH, Calif., Nov. 6, 2012 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the opening of its two newest restaurants in Albuquerque, New Mexico, and Miami, Florida, on November 5, 2012.

The new Albuquerque restaurant is located on a free-standing pad at the intersection of Louisiana Boulevard and I-40 as part of the redevelopment of the 83-acre Winrock Town Center retail project. The new BJ's restaurant is approximately 8,500 square feet and contains seating for approximately 280 guests.

The new Miami restaurant is located at the intersection of US1 and 136th Street as the latest addition to The Falls retail project, one of the largest open-air shopping, dining and entertainment centers in the United States featuring more than 100 stores. The new BJ's restaurant is approximately 9,000 square feet and contains seating for approximately 280 guests.

"With these two openings, we are pleased to successfully complete our previously stated expansion goal for 2012," said Jerry Deitchle, Chairman and CEO. "Our new Albuquerque and Miami restaurants represent our 15th and 16th new restaurants this year. Our Albuquerque restaurant is our first restaurant in New Mexico, and we were very pleased with its opening day sales. Our new Miami restaurant, our third restaurant in South Florida and eleventh in the state of Florida, opened with strong sales. We believe that Florida will continue to be a fertile development ground for future BJ's restaurants.

"On behalf of BJ's leadership team, I would like to congratulate all of our restaurant development and opening team members, as well as our outside contractors and supplier partners, for their collective hard work and effective execution of our 2012 expansion plan," said Deitchle. "With only 130 restaurants open as of today, we are excited about the opportunity for BJ's to continue capturing additional market share in the casual dining segment of the restaurant industry. We currently expect to open up as many as 17 new restaurants during 2013, including the relocation of one of our remaining small-format restaurants in Eugene, Oregon, to a larger, more productive location in that city. We have excellent visibility on all of our planned new 2013 restaurant locations, and we are well underway in solidifying our pipeline for potential 2014 new restaurant openings." Investors are reminded that the actual number and timing of new restaurant openings for any given period is subject to a number of factors outside of the Company's control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

BJ's Restaurants, Inc. currently owns and operates 130 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using qualified contract brewers to produce and distribute BJ's critically acclaimed proprietary handcrafted beers throughout the chain. The Company's restaurants are located in Arizona (6), California (61), Colorado (4), Florida (11), Indiana (1), Kansas (1), Kentucky (1), Louisiana (1), Nevada (5), Ohio (3), Oklahoma (2), Oregon (3), Texas (28), Washington (2) and New Mexico (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increase in minimum wage and other employment related costs, (vi) food quality and health concerns, (vii) factors that impact California, where 61 of our current 130 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: Greg Levin of BJ's Restaurants, Inc.
         (714) 500-2400